ATHENE HOLDING LTD. REPORTS THIRD QUARTER 2018 RESULTS
PEMBROKE, Bermuda – October 31, 2018 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading provider of retirement savings products, today announced financial results for the third quarter 2018.
Net income for the third quarter 2018 was $640 million, or $3.23 per diluted Class A share ("diluted share"), compared to net income for the third quarter 2017 of $274 million, or $1.39 per diluted share.
Adjusted operating income1 for the third quarter 2018 was $381 million, or $1.95 per adjusted operating share, compared to adjusted operating income for the third quarter 2017 of $231 million, or $1.18 per adjusted operating share.
Highlights

•	ROE of 29.1%, Retirement Services adjusted operating ROE of 23.6%, and Consolidated adjusted operating ROE of 17.5% for the quarter ended September 30, 2018

•	Book value per share of $45.97, an increase of 7% and 4% for the quarter-over-quarter and year-over-year periods ended September 30, 2018, respectively

•	Adjusted book value per share of $45.94, an increase of 8% and 23% for the quarter-over-quarter and year-over-year periods ended September 30, 2018, respectively

•	Organic deposits of $3.3 billion and $8.0 billion for the quarter and nine months ended September 30, 2018, respectively

•	Ranked #2 carrier in fixed indexed annuity ("FIA") sales for the two years ended June 30, 2018[2]

•	Estimated ALRe RBC of 513%[3] and estimated U.S. RBC of 446%, as of September 30, 2018

•	On August 16, 2018, S&P Global Ratings ("S&P") upgraded the financial strength of Athene's operating companies to 'A' from 'A-'
"Our record third quarter financial results reflect our continued focus on delivering superior value," said Jim Belardi, CEO of Athene.  “We are extraordinarily well positioned with a multi-channel distribution platform that provides sustainable and opportunistic growth at very attractive ROEs.  With a current portfolio of more than $100 billion, ongoing organic growth capabilities, and identifiable inorganic opportunities in excess of $100 billion, we have an abundance of opportunity in front of us. Importantly, we remain patient and disciplined in our approach to building shareholder value, which has resulted in a 23% year-over-year increase in adjusted book value to approximately $46 per share.”
Mr. Belardi continued, "In recognition of our superior financial performance, market leadership, capital growth, and improved business diversification, S&P upgraded the financial strength ratings of Athene’s operating companies to 'A' on August 16, 2018. This ratings upgrade will accelerate the strong momentum of our business, and we look forward to establishing new partnerships and engaging as a financial solutions provider to a broader market.”

1 This news release references certain Non-GAAP measures. See Non-GAAP Measures for additional discussion.
2 Rankings as of June 30, 2018 per LIMRA.
3 ALRe RBC ratio is used in evaluating our capital position and the amount of capital needed to support our Retirement Services segment, and is calculated by applying the NAIC RBC factors in effect as of September 30, 2018 to the statutory financial statements of ALRe and its non-U.S. reinsurance subsidiary, on an aggregate basis.

Third Quarter Results
Net income for the third quarter was $640 million, an increase of $366 million, or 134%, from the prior year, driven by higher adjusted operating income of $150 million and a favorable change in net FIA derivatives. The favorable change in FIA derivatives compared to the prior year was driven by our annual unlocking of assumptions, favorable equity market performance and an increase in discount rates. This was partially offset by an unfavorable impact from assumed reinsurance embedded derivatives due to growth in the reinsurance block from the Voya transaction and an increase in U.S. Treasury rates.
Our annual unlocking of assumptions resulted in an increase in pre-tax income of $178 million, compared to a decrease of $33 million in 2017. Unlocking in the current quarter was driven by a $191 million increase in pre-tax income primarily related to FIA embedded derivatives, partially offset by a decrease of $13 million in adjusted operating income attributable to higher other liability costs.
Adjusted operating income for the third quarter was $381 million, an increase of $150 million, or 65%, from the prior year. Adjusted operating income, excluding notable items, was $358 million, an increase of $122 million, or 52%, from the prior year, driven by higher investment income. The increase in investment income was driven by invested asset growth, reflecting the reinsured Voya assets and strong organic deposits, and increased floating rate investment income. Partially offsetting this was a higher cost of crediting driven by block growth, including the reinsured Voya liabilities, and higher option costs; as well as higher other liability costs due to block growth.
Our annual unlocking of assumptions resulted in an increase in other liability costs of $13 million, attributable to DAC, DSI and VOBA amortization and rider reserves. In 2017 our annual unlocking of assumptions resulted in a increase in other liability costs of $20 million.
For the quarter ended September 30, 2018, we recognized a $40 million tax benefit resulting from the reversal of taxes accrued during the first six months of 2018. This benefit was triggered by a revised full year estimated tax provision driven by the implementation of additional reinsurance arrangements, common in the insurance industry, which reduced our overall tax rate from that which had been previously reflected in our results. The timing of this implementation, which is retroactive to January 1, is consistent with our previous disclosures.
Deposit Highlights
Athene generated organic deposits of $3.3 billion during the third quarter, an increase of 16% compared to the prior year. Year-to-date organic deposits of $8.0 billion were slightly higher than the prior year.
Retail Sales: Athene generated a record $2.2 billion of new deposits in the third quarter, up 65% from the prior year, driven by the introduction of new products and expansion in the Financial Institutions channel. Year-to-date new deposits were $5.5 billion, an increase of $1.5 billion from the prior year period.
Flow Reinsurance: In the third quarter, Athene generated $610 million of new deposits, up 221% from the prior year, driven by the addition of new counterparties. Year-to-date deposits were $1.3 billion, an increase of $717 million from the prior year period.
Institutional: In the third quarter, Athene generated $476 million of new deposits from two pension risk transfer transactions. Year-to-date institutional deposits were $1.2 billion, a decrease of $2.1 billion from the prior year period. Subsequent to quarter end, Athene closed its fifth pension risk transfer transaction in 2018 for approximately $800 million.

Selected Results

	As of and for the three months ended September 30,
(In millions, except percentages and per share data)	2018	2017
Organic deposits	$3,286	$2,827
Investments, including related parties	101,384	81,183
Invested assets	100,620	78,804
Debt to capital ratio[1]	9.9%	—%
Adjusted debt to capital ratio[1]	9.9%	—%
Book value per share	$45.97	$44.16
Adjusted book value per share[2]	$45.94	$37.27
Common shares outstanding[3]	197.3	196.3
Adjusted operating common shares outstanding[4]	197.2	197.0
Total shareholders' equity	$9,069	$8,669
Adjusted shareholders' equity	9,057	7,343
ROE	29.1%	13.0%
Adjusted ROE	31.4%	14.6%
Adjusted operating ROE	17.5%	12.8%

Retirement Services
Adjusted operating income	$389	$244
Adjusted operating ROE	23.6%	19.1%
Investment margin on deferred annuities	2.57%	2.76%
1 In January 2018, we issued $1.0 billion of senior unsecured debt.
2 Adjusted book value per share is calculated as ending adjusted shareholders' equity divided by adjusted operating common shares outstanding.
3 Represents common shares outstanding for all classes eligible to participate in dividends for each period presented. Utilized for the book value per share calculation.
4 Adjusted operating common shares outstanding assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares outstanding on a one-for-one basis, the impacts of all Class M common shares outstanding net of the conversion price and any other stock-based awards outstanding, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of book value metrics.

	Three months ended September 30,
(In millions, except per share data)	2018	2017
Net income	$640	$274
Non-operating adjustments
Investment gains (losses), net of offsets	(48)	25
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	380	46
Integration, restructuring and other non-operating expenses	(2)	(14)
Stock compensation expense	(3)	(7)
Income tax (expense) benefit - non-operating	(68)	(7)
Less: Total non-operating adjustments	259	43
Adjusted operating income	$381	$231

Adjusted operating income by segment
Retirement Services	$389	$244
Corporate and Other	(8)	(13)
Adjusted operating income	$381	$231

Earnings per share – basic[1]	$3.24	$1.40
Earnings per share – diluted Class A2	$3.23	$1.39
Adjusted operating earnings per share[3]	$1.95	$1.18
Weighted average shares outstanding – basic[1]	197.3	196.3
Weighted average shares outstanding – diluted Class A2	165.1	119.9
Weighted average shares outstanding – adjusted operating[3]	196.1	196.0

	Three months ended September 30,
(In millions)	2018	2017
Notable items
Retirement Services adjusted operating income	$389	$244
Rider reserve and DAC equity market performance	(38)	(20)
Out of period actuarial adjustments	—	(13)
Unlocking	13	20
Tax impact of notable items	2	1
Retirement Services notable items	(23)	(12)
Retirement Services adjusted operating income excluding notable items	366	232

Corporate and Other adjusted operating income	(8)	(13)
Germany adjusted operating loss, net of tax	—	17
Corporate and Other adjusted operating income excluding notable items	(8)	4
Adjusted operating income excluding notable items	$358	$236

1 Basic earnings per share, including basic weighted average shares outstanding includes all classes eligible to participate in dividends for each period presented.
2 Diluted earnings per share on a GAAP basis for Class A common shares, including diluted Class A weighted average shares outstanding, includes the dilutive impacts, if any, of Class B common shares, Class M common shares and any other stock-based awards. Such dilutive securities totaled 529,382 weighted average shares for the quarter. Diluted earnings per share on a GAAP basis for Class A common shares are based on allocated net income of $534 million (83% of net income) and $167 million (61% of net income) for the three months ended September 30, 2018 and 2017, respectively.
3 Weighted average shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per share.

Segment Results
Retirement Services
In the third quarter, Retirement Services adjusted operating income was $389 million, an increase of $145 million, or 59%, from the prior year. Adjusted operating income, excluding notable items, was $366 million, an increase of $134 million, or 58% from the prior year, resulting in an adjusted operating ROE of 22.2%. The increase was driven by growth in investment income of $297 million resulting from invested asset growth, reflecting the reinsured Voya assets and strong organic deposits; increased floating rate investment income of $25 million; and strong alternative investment performance. Partially offsetting this was a higher cost of crediting driven by block growth, including the reinsured Voya liabilities, and higher option costs.
Notable items in the current quarter included $38 million of favorable rider reserves and DAC amortization primarily due to strong equity market outperformance partially offset by $13 million of unfavorable unlocking. In the prior year quarter, notable items included a $20 million benefit from equity market outperformance, $13 million of favorable out of period actuarial adjustments and $20 million of unfavorable unlocking.
Investment margin on deferred annuities was 2.57%, a decrease of 19 basis points from the prior year.
The net investment earned rate was 4.55%, a decrease of 9 basis points from the prior year, driven by lower returns on the reinsured Voya assets, partially offset by increased floating rate investment income. Alternative investments returned 10.65%, compared to 9.79% in prior year, reflecting strong performance from both MidCap and AmeriHome.
Cost of crediting was 1.98%, an increase of 10 basis points compared to the prior year, primarily driven by a higher crediting rate on the reinsured Voya liabilities as well as higher option costs.
Corporate and Other
In the third quarter, Corporate and Other had an adjusted operating loss of $8 million driven by a decline in the market value of a public equity investment in one of our funds. In the prior year quarter, there was a loss of $13 million driven by a $17 million loss in our previously consolidated German subsidiary.
Conference Call Information
This press release and the third quarter 2018 financial supplement will be posted to the Company’s website at ir.athene.com.
Athene will conduct a conference call on Thursday, November 1, 2018 at 10:00 a.m. ET to discuss third quarter 2018 results. Additionally, the company will post an earnings presentation deck on the ir.athene.com website prior to the call on November 1, 2018.

•	Live conference call: Toll-free at 1-888-317-6003 (domestic) or 1-412-317-6061 (international)

•	Participant entry number: 5197108

•	Replay available through November 15, 2018 at 1-877-344-7529 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 10124937

•	Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Noah Gunn	Karen Lynn
+1 441-279-8534	+1 441-279-8460
+1 646-768-7309	+1 515-342-3910
ngunn@athene.com	klynn@athene.com

About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed and fixed indexed annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Athene had total assets of $118.2 billion as of September 30, 2018. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at www.athene.com.
Non-GAAP Measures
In addition to our results presented in accordance with GAAP, our results of operations include certain non-GAAP measures commonly used in our industry. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the GAAP measures. See Non-GAAP Measure Reconciliations for the appropriate reconciliations to the GAAP measures.

Adjusted operating income is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation, and other expenses. Our adjusted operating income equals net income adjusted to eliminate the impact of the following (collectively, the “non-operating adjustments”):

•	Investment Gains (Losses), Net of Offsets

•	Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets

•	Integration, Restructuring, and Other Non-operating Expenses

•	Stock Compensation Expense

•	Bargain Purchase Gain

•	Income Tax (Expense) Benefit – Non-operating

We consider these non-operating adjustments to be meaningful adjustments to net income for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is effective in analyzing the trends in our results of operations. Together with net income, we believe adjusted operating income, provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income should not be used as a substitute for net income.

Adjusted ROE, adjusted operating ROE and adjusted net income are non-GAAP measures used to evaluate our financial performance excluding the impacts of AOCI and funds withheld and modco reinsurance unrealized gains and losses, in each case net of DAC, DSI, rider reserve and tax offsets. Adjusted ROE is calculated as adjusted net income, divided by average adjusted shareholders’ equity. Adjusted shareholders’ equity is calculated as the ending shareholders’ equity excluding AOCI and funds withheld and modco reinsurance unrealized gains and losses. Adjusted operating ROE is calculated as the adjusted operating income, divided by average adjusted shareholders’ equity. Adjusted net income is calculated as net income excluding funds withheld and modco reinsurance unrealized gains and losses, net of DAC, DSI, rider reserve and tax offsets. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Once we have reinvested acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current adjusted operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and funds withheld and modco reinsurance unrealized gains and losses are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted ROE, adjusted operating ROE and adjusted net income should not be used as a substitute for ROE and net income. However, we believe the adjustments to equity are significant to gaining an understanding of our overall results of operations.

Adjusted operating earnings per share, weighted average shares outstanding – adjusted operating and adjusted book value per share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe using these measures represents an economic view of our share counts and provides a simplified and consistent view of our outstanding shares. Adjusted operating earnings per share is calculated as the adjusted operating income, over the weighted average shares outstanding – adjusted operating. Adjusted book value per share is calculated as the adjusted shareholders’ equity divided by the adjusted operating common shares outstanding. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and payment of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. Weighted average shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings per share, weighted average shares outstanding – adjusted operating and adjusted book value per share should not be used as a substitute for basic earnings per share – Class A common shares, basic weighted average shares outstanding – Class A or book value per share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our financial condition excluding the impacts of AOCI and funds withheld and modco reinsurance unrealized gains and losses, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt excluding consolidated VIEs divided by adjusted shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization, and debt capacity.

Investment margin is a key measurement of the financial health of our Retirement Services core deferred annuities. Investment margin on our deferred annuities is generated from the excess of our net investment earned rate over the cost of crediting to our policyholders. Net investment earned rate is a key measure of investment returns and cost of crediting is a key measure of the policyholder benefits on our deferred annuities. We believe measures like net investment earned rate, cost of crediting and investment margin on deferred annuities are effective in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe net investment earned rate, cost of crediting and investment margin on deferred annuities are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income and interest sensitive contract benefits presented under GAAP.

•
Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our invested assets divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to arrive at our net investment earned rate add alternative investment gains and losses, gains and losses related to trading securities for CLOs, net VIE impacts (revenues, expenses and noncontrolling interest) and the change in reinsurance embedded derivatives. We include the income and assets supporting our assumed reinsurance by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of reinsurance embedded derivatives. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

•
Cost of crediting is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. The interest credited on fixed strategies and option costs on indexed annuity strategies are divided by the average account value of our deferred annuities. Our average account values are averaged over the number of quarters in the relevant period to obtain our cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

Other liability costs include DAC, DSI and VOBA amortization, rider reserves, institutional costs, the cost of liabilities on products other than deferred annuities, premiums, product charges and other revenues. Along with our cost of crediting, other liability costs give a view of the total costs of our liabilities. We believe a measure like other liability costs is effective in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.

Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is effective in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

In managing our business we analyze invested assets, which do not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Invested assets represent the investments that directly back our policyholder liabilities as well as surplus assets. Invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) the consolidated VIE assets, liabilities and noncontrolling interest, (f) net investment payables and receivables and (g) policy loans ceded (which offset the direct policy loans in total investments). Invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Our invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period.

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures to understand our business performance as it relates to deposits generated during a specific period of time. Our sales statistics include deposits for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers).

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of our assumptions and estimates; our ability to maintain or improve financial strength ratings; our ability to manage our business in a highly regulated industry; regulatory changes or actions; the impact of our reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the implementation and the accuracy of our interpretation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, and made key changes to the U.S. tax law; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; our ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in Athene's filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2017, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2018, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
# # #

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(In millions)	2018	2017
Assets
Investments
Fixed maturity securities, at fair value
Available-for-sale securities	$59,882	$61,012
Trading securities	1,977	2,196
Equity securities, at fair value	292	790
Mortgage loans, net of allowances	8,982	6,233
Investment funds	692	699
Policy loans	512	530
Funds withheld at interest	7,841	7,085
Derivative assets	2,515	2,551
Real estate	—	624
Short-term investments, at fair value	234	201
Other investments	114	133
Total investments	83,041	82,054
Cash and cash equivalents	3,723	4,888
Restricted cash	218	105
Investments in related parties
Fixed maturity securities, at fair value
Available-for-sale securities	1,243	406
Trading securities	259	307
Mortgage loans	389	—
Investment funds	2,093	1,310
Funds withheld at interest	13,963	—
Short-term investments, at fair value	10	52
Other investments	386	238
Accrued investment income	686	652
Reinsurance recoverable	5,201	4,972
Deferred acquisition costs, deferred sales inducements and value of business acquired	4,972	2,930
Other assets	1,187	969
Assets of consolidated variable interest entities
Investments
Fixed maturity securities, trading, at fair value – related party	48	48
Equity securities, at fair value – related party	176	240
Investment funds	605	571
Cash and cash equivalents	2	4
Other assets	2	1
Total assets	$118,204	$99,747
(Continued)

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(In millions)	2018	2017
Liabilities and Equity
Liabilities
Interest sensitive contract liabilities	$88,903	$67,708
Future policy benefits	14,771	17,507
Other policy claims and benefits	140	211
Dividends payable to policyholders	120	1,025
Long-term debt	991	—
Derivative liabilities	124	134
Payables for collateral on derivatives	2,315	2,323
Funds withheld liability	389	407
Other liabilities	1,380	1,222
Liabilities of consolidated variable interest entities	2	2
Total liabilities	109,135	90,539
Equity
Common stock	—	—
Additional paid-in capital	3,499	3,472
Retained earnings	5,527	4,321
Accumulated other comprehensive income	43	1,415
Total shareholders' equity	9,069	9,208
Total liabilities and equity	$118,204	$99,747
(Concluded)

Athene Holding Ltd.
Condensed Consolidated Statements of Income (unaudited)

	Three months ended September 30,
(In millions)	2018	2017
Revenue
Premiums	$531	$72
Product charges	119	86
Net investment income	1,070	820
Investment related gains (losses)	823	473
OTTI investment losses
OTTI losses	(7)	(11)
OTTI losses reclassified to (from) OCI	4	(2)
Net OTTI losses	(3)	(13)
Other revenues	10	8
Revenues of consolidated variable interest entities
Net investment income	15	10
Investment related gains (losses)	23	17
Total revenues	2,588	1,473
Benefits and Expenses
Interest sensitive contract benefits	741	621
Amortization of DSI	23	13
Future policy and other policy benefits	920	259
Amortization of DAC and VOBA	30	80
Dividends to policyholders	10	48
Policy and other operating expenses	158	158
Total benefits and expenses	1,882	1,179
Income before income taxes	706	294
Income tax expense (benefit)	66	20
Net income	$640	$274

Non-GAAP Measure Reconciliations

The reconciliation of net income to adjusted operating income excluding notable items is as follows:

	Three months ended September 30,
(In millions)	2018	2017
Net income	$640	$274
Less: Total non-operating adjustments	259	43
Adjusted operating income	381	231
Notable Items	(23)	5
Adjusted operating income excluding notable items	$358	$236

Retirement Services adjusted operating income	$389	$244
Rider reserve and DAC equity market performance	(38)	(20)
Out of period actuarial adjustments	—	(13)
Unlocking	13	20
Tax impact of notable items	2	1
Retirement Services notable items	(23)	(12)
Retirement Services adjusted operating income excluding notable items	366	232

Corporate and Other adjusted operating income	(8)	(13)
Germany adjusted operating loss, net of tax	—	17
Corporate and Other adjusted operating income excluding notable items	(8)	4
Adjusted operating income excluding notable items	$358	$236

The reconciliation of basic earnings per Class A common share to adjusted operating earnings per share is as follows:

	Three months ended September 30,
	2018	2017
Basic earnings per share – Class A common shares	$3.24	$1.40
Non-operating adjustments
Investment gains (losses), net of offsets	(0.27)	0.13
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	1.93	0.23
Integration, restructuring and other non-operating expenses	(0.02)	(0.07)
Stock compensation expense	(0.01)	(0.04)
Income tax (expense) benefit – non-operating	(0.35)	(0.03)
Less: Total non-operating adjustments	1.28	0.22
Less: Effect of items convertible to or settled in Class A common shares	0.01	—
Adjusted operating earnings per share	$1.95	$1.18

The reconciliation of basic weighted average Class A shares to weighted average shares outstanding – adjusted operating, is as follows:

	Three months ended September 30,
(In millions)	2018	2017
Basic weighted average shares outstanding – Class A	164.5	119.5
Conversion of Class B shares to Class A shares	25.5	69.9
Conversion of Class M shares to Class A shares	5.6	6.1
Effect of other stock compensation plans	0.5	0.5
Weighted average shares outstanding – adjusted operating	196.1	196.0

The reconciliation of shareholders’ equity to adjusted shareholders’ equity included in adjusted book value per share, adjusted debt to capital ratio, adjusted ROE and adjusted operating ROE is as follows:

	September 30,
(In millions)	2018	2017
Total shareholders' equity	$9,069	$8,669
Less: AOCI	43	1,162
Less: Accumulated reinsurance unrealized gains and losses	(31)	164
Total adjusted shareholders' equity	$9,057	$7,343

Retirement Services	$7,105	$5,207
Corporate and Other	1,952	2,136
Total adjusted shareholders' equity	$9,057	$7,343

The reconciliation of net income to adjusted net income included in adjusted ROE is as follows:

	Three months ended September 30,
(In millions)	2018	2017
Net income	$640	$274
Reinsurance unrealized gains and losses	43	(12)
Adjusted net income	$683	$262

The reconciliation of basic Class A shares outstanding to adjusted operating common shares outstanding is as follows:

	September 30,
(In millions)	2018	2017
Class A common shares outstanding	164.6	119.9
Conversion of Class B shares to Class A shares	25.5	69.5
Conversion of Class M shares to Class A shares	6.0	6.7
Effect of other stock compensation plans	1.1	0.9
Adjusted operating common shares outstanding	197.2	197.0

The reconciliation of book value per share to adjusted book value per share is as follows:

	September 30,
	2018	2017
Book value per share	$45.97	$44.16
AOCI	(0.22)	(5.92)
Accumulated reinsurance unrealized gains and losses	0.16	(0.83)
Effect of items convertible to or settled in Class A common shares	0.03	(0.14)
Adjusted book value per share	$45.94	$37.27

The reconciliation of debt to capital ratio to adjusted debt to capital ratio is as follows:

	September 30,
	2018	2017
Total debt	$991	$—
Total shareholders' equity	9,069	8,669
Total capitalization	10,060	8,669
Less: AOCI	43	1,162
Less: Accumulated reinsurance unrealized gains and losses	(31)	164
Total adjusted capitalization	$10,048	$7,343

Debt to capital ratio	9.9%	—%
AOCI	—%	—%
Accumulated reinsurance unrealized gains and losses	—%	—%
Adjusted debt to capital ratio	9.9%	—%

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended September 30,
	2018		2017
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$1,070	4.30%	$820	4.23%
Reinsurance embedded derivative impacts	52	0.20%	40	0.20%
Net VIE earnings	39	0.16%	27	0.14%
Alternative income gain (loss)	(14)	(0.06)%	(4)	(0.02)%
Held for trading amortization	(21)	(0.08)%	(20)	(0.10)%
Total adjustments to arrive at net investment earnings/earned rate	56	0.22%	43	0.22%
Total net investment earnings/earned rate	$1,126	4.52%	$863	4.45%

Retirement Services	$1,108	4.55%	$811	4.64%
Corporate and Other	18	3.51%	52	2.72%
Total net investment earnings/earned rate	$1,126	4.52%	$863	4.45%

Retirement Services average invested assets	$97,512		$69,868
Corporate and Other average invested assets	2,103		7,673
Average invested assets	$99,615		$77,541

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting on deferred annuities, and the respective rates, is as follows:

	Three months ended September 30,
	2018		2017
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$741	3.72%	$621	4.35%
Interest credited other than deferred annuities	(44)	(0.22)%	(41)	(0.29)%
FIA option costs	231	1.16%	154	1.08%
Product charges (strategy fees)	(25)	(0.13)%	(19)	(0.13)%
Reinsurance embedded derivative impacts	29	0.14%	9	0.06%
Change in fair values of embedded derivatives – FIAs	(545)	(2.74)%	(464)	(3.25)%
Negative VOBA amortization	5	0.03%	8	0.06%
Other changes in interest sensitive contract liabilities	3	0.02%	—	—%
Total adjustments to arrive at cost of crediting on deferred annuities	(346)	(1.74)%	(353)	(2.47)%
Retirement Services cost of crediting on deferred annuities	$395	1.98%	$268	1.88%

Average account value on deferred annuities	$79,673		$57,050

The reconciliation of benefits and expenses to other liability costs is as follows:

	Three months ended September 30,
	2018	2017
GAAP benefits and expenses	$1,882	$1,179
Premiums	(531)	(72)
Product charges	(119)	(86)
Other revenues	(10)	(8)
Cost of crediting	(135)	(105)
Change in fair value of embedded derivatives - FIA, net of offsets	(764)	(496)
DAC, DSI and VOBA amortization related to investment gains and losses	26	(16)
Rider reserves	1	(4)
Policy and other operating expenses, excluding policy acquisition expenses	(98)	(101)
AmerUs closed block fair value liability	8	(4)
Other	1	(14)
Total adjustments to arrive at other liability costs	(1,621)	(906)
Other liability costs	$261	$273

Retirement Services	$261	$228
Corporate and Other	—	45
Consolidated other liability costs	$261	$273

The reconciliation of policy and other expenses to operating expenses is as follows:

	Three months ended September 30,
	2018	2017
Policy and other operating expenses	$158	$158
Interest expense	(15)	(2)
Policy acquisition expenses, net of deferrals	(60)	(58)
Integration, restructuring and other non-operating expenses	(2)	(14)
Stock compensation expenses	(3)	(7)
Total adjustments to arrive at operating expenses	(80)	(81)
Operating expenses	$78	$77

Retirement Services	$63	$51
Corporate and Other	15	26
Consolidated operating expenses	$78	$77

The reconciliation of total investments, including related parties, to invested assets is as follows:

	September 30,
(In millions)	2018	2017
Total investments, including related parties	$101,384	$81,183
Derivative assets	(2,515)	(1,982)
Cash and cash equivalents (including restricted cash)	3,941	3,707
Accrued income	686	626
Derivative collateral	(2,315)	(1,896)
Reinsurance funds withheld and modified coinsurance	(123)	(537)
VIE and VOE assets, liabilities and noncontrolling interest	835	918
AFS unrealized (gain) loss	(186)	(2,594)
Ceded policy loans	(299)	(325)
Net investment receivables (payables)	(788)	(296)
Total adjustments to arrive at invested assets	(764)	(2,379)
Total invested assets	$100,620	$78,804